UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21th Floor New York, NY 10022
(Address of principal executive offices)

(212) 521-4052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 3, 2017, the Board of Directors of 1847 Holdings LLC (the “Company”), upon recommendation of management, determined that the following previously issued financial statements should no longer be relied upon:

•	the Company’s consolidated financial statements for the quarter ended March 31, 2017 that were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017; and

•	the Company’s consolidated financial statements for the quarter ended June 30, 2017 that were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

The conclusion was based on the discovery that the deferred tax liability attributable to the acquisition of Neese, Inc. on March 3, 2017 was not included as a component of the opening balance sheet. The financial impact is an increase of the deferred tax liability of $2,161,646 and a decrease of the gain on bargain purchase of $2,161,646 for the three months ended March 31, 2017 and the six months ended June 30, 2017. Management discussed the matter with the Company’s independent auditors, Sadler, Gibb & Associates, LLC, and determined that the effect of such errors were material. As a result, the Company has decided to restate the consolidated financial statements for the quarters ended March 31, 2017 and June 30, 2017. The financial statements included within the Quarterly Reports noted above should no longer be relied upon.

The Company will file amendments to its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 in which the financial statements for the quarter ended March 31, 2017 and June 30, 2017, respectively, will be restated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: October 3, 2017	By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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